Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109315) of SLM Corporation of our report dated June 25, 2009 relating to the financial statements of Sallie Mae 401(k) Retirement Savings Plan, which appear in this Form 11-K.
/s/ Reznick Group, P.C.
Vienna, Virginia
June 25, 2009

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